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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-41007) pertaining to the GATX Corporation Salaried Employees Retirement Savings Plan, of our report dated May 10, 2006, with respect to the financial statements and schedules of the GATX Corporation Salaried Employees Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

                                                       /s/ Ernst & Young LLP
                                                       ---------------------
                                                       Ernst & Young LLP

June 23, 2006
Chicago, Illinois